JPMORGAN MID CAP GROWTH FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/14/04	Las Vegas Sands Corp.

Shares            Price         Amount
1,300 	         $29.00       $37,700

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.81       N/A 	  0.00%	          0.00%

Broker
Goldman Sachs and Company New York

Underwriters of Las Vegas Sands Corp.

Underwriters     	                Number of Shares
Goldman, Sachs & Co.   			      9,047,619
Citigroup Global Markets Inc.   	      2,940,477
J.P. Morgan Securities Inc.   		      2,940,477
Lehman Brothers Inc.   			      2,940,477
Merrill Lynch, Pierce, Fenner & Smith Inc.    2,261,906
UBS Securities LLC   			      1,583,334
Jefferies & Company, Inc.   			904,762
ABN AMRO Rothschild LLC   			198,412
CIBC World Markets Corp.   			198,412
Commerzbank Capital Markets Corp.   		198,412
Ramirez & Co., Inc.   				198,412
Scotia Capital (USA) Inc.   			198,412
Utendahl Capital Partners, L.P.   		198,412
                                              ----------
Total                                        23,809,524